UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [   ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

First Keystone Financial, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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[FIRST KEYSTONE LOGO]

                            January 3, 2008

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of First Keystone Financial, Inc.  The meeting will be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, February 6, 2008 at 2:00 p.m., Eastern Time.  The matters to be considered by stockholders at the Annual Meeting are described in the accompanying materials.

The Board of Directors unanimously recommends a vote “FOR” each of First Keystone Financial Inc.’s nominees for election as directors, Bruce C. Hendrixson (Director) and Thomas M. Kelly (President, Chief Executive Officer and Director), “FOR” amendment of the Amended and Restated Articles of Incorporation  to permit the issuance of shares in “book entry” form and “FOR” the ratification of S.R. Snodgrass, A.C., as our independent registered public accounting firm, for the fiscal year ended September 30, 2008.  Each of these matters is to be considered at the Annual Meeting and is more fully described in the accompanying proxy materials.

It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person.  We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting.  This will not prevent you from voting in person, but will ensure that your vote is counted if you are for any reason unable to attend.

Your continued support of and interest in First Keystone Financial, Inc. are sincerely appreciated.

Sincerely,

                                                                                                /s/ Donald S. Guthrie
Donald S. Guthrie
Chairman

FIRST KEYSTONE FINANCIAL, INC.
22 West State Street
Media, Pennsylvania 19063
(610) 565-6210
______________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on February 6, 2008
______________

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders ("Annual Meeting") of First Keystone Financial, Inc. (the "Company") will be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, February 6, 2008 at 2:00 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)	To elect two (2) directors for four-year terms or until their successors are elected and qualified;

(2)	To amend the Amended and Restated Articles of Incorporation to permit the issuance of shares in “book entry” form;

(3)	To ratify the appointment of S.R. Snodgrass, A.C. as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2008; and

(4)
To transact such other business as properly may come before the Annual Meeting including, among other things, a motion to adjourn the Annual Meeting for the purpose of soliciting additional proxies, or any adjournment thereof. As of the date hereof, management is not aware of any other such business.

The Board of Directors has fixed December 5, 2007 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

                                                                                          /s/ Carol Walsh
Carol Walsh
Corporate Secretary

Media, Pennsylvania
January 3, 2008

You are cordially invited to attend the Annual Meeting.  It is important that your shares be represented regardless of the number you own.  Even if you plan to be present, you are urged to complete, sign, date and return the enclosed proxy card promptly in the envelope provided.  If you attend the meeting, you may vote either in person or by proxy.  Any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof.  However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote in person at the Annual Meeting.

FIRST KEYSTONE FINANCIAL, INC.
_____________________

PROXY STATEMENT
_____________________

ABOUT THE ANNUAL MEETING OF STOCKHOLDERS

      This Proxy Statement is furnished to holders of common stock, $.01 par value per share (the "Common Stock"), of First Keystone Financial, Inc. (the "Company"), the holding company of First Keystone Bank (the "Bank").  Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Stockholders ("Annual Meeting") to be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on Wednesday, February 6, 2008 at 2:00 p.m., Eastern Time, for the purposes set forth in the Notice of Annual Meeting of Stockholders.  This Proxy Statement is first being mailed to stockholders on or about January 3, 2008.

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will act upon the matters outlined in the Notice of Annual Meeting on the cover page of this proxy statement, including the election of directors, the amendment of our Amended and Restated Articles of Incorporation (“Articles of Incorporation”) and ratification of the Company's independent registered public accounting firm. In addition, management will report on the performance of the Company and respond to questions from stockholders.

Who is entitled to vote?

Only stockholders of record as of the close of business on the record date for the meeting, December 5, 2007 (the "Voting Record Date") are entitled to vote at the Annual Meeting. On the Voting Record Date, there were 2,432,998 shares of Common Stock issued and outstanding and no other class of equity securities outstanding.  Each issued and outstanding share of Common Stock is entitled to one vote on each matter to be voted on at the meeting, in person or by proxy.

How do I submit my proxy?

After you have carefully read this proxy statement, indicate on your proxy card how you want your shares to be voted.  Then sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible.  This will enable your shares to be represented and voted at the Annual Meeting.

If my shares are held in “street name” by my broker, could my broker automatically vote my shares for me?

Yes.  Your broker may vote in his or her discretion on the election of directors, the amendment to our Articles of Incorporation to permit the issuance of uncertificated shares and ratification of the appointment of the Company’s independent registered public accounting firm if you do not furnish instructions.  Shares that are not voted by brokers are called “broker non-votes.”

Can I attend the meeting and vote my shares in person?

Yes.  All stockholders are invited to attend the Annual Meeting.  Stockholders of record can vote in person at the Annual Meeting.  If your shares are held in street name, then you are not the stockholder of record and you must ask your broker or other nominee how you can vote at the Annual Meeting.

Can I change my vote after I return my proxy card?

Yes.  If you have not voted through your broker or other nominee, there are three ways you can change your vote or revoke your proxy after you have sent in your proxy card.

•
First, you may send a written notice to the Secretary of First Keystone Financial, Inc., Ms. Carol Walsh, Corporate Secretary, First Keystone Financial, Inc., 22 West State Street, Media, Pennsylvania 19063, stating that you would like to revoke your proxy.

•	Second, you may complete and submit a new proxy card. Any earlier proxies will be revoked automatically.

•
Third, you may attend the Annual Meeting and vote in person. Any earlier dated proxy card submitted will be revoked. However, attending the Annual Meeting without voting in person will not revoke your proxy.

If you have instructed a broker or other nominee to vote your shares, you must follow directions you receive from your broker or other nominee to change your vote.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum.  Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of votes considered to be present at the meeting.  Because all of the proposals being submitted to stockholders are considered routine matters upon which brokers or other nominees may vote your shares even if they do not receive voting instruction from you, we do not anticipate any broker non-votes at the meeting.

What are the Board of Directors' recommendations?

The recommendations of the Board of Directors are set forth under the description of each proposal in this proxy statement.  In summary, the Board of Directors recommends that you vote FOR the Company’s nominees for director described herein, FOR the amendment to our Articles of Incorporation to permit the issuance of shares in “book entry” form and FOR ratification of the appointment of S.R. Snodgrass, A.C., as the Company’s independent registered public accounting firm for fiscal 2008.

The proxy solicited hereby, if properly signed and returned to us and not revoked prior to its use, will be voted in accordance with your instructions contained in the proxy.  If no contrary instructions are given, each proxy signed and received will be voted in the manner recommended by the Board of Directors, including voting “FOR” the Company’s nominees for director and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.  Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment of the Annual Meeting and will not be used for any other meeting.

What vote is required to approve each item?

Directors are elected by a plurality of the votes cast with a quorum present.  The two persons who receive the greatest number of votes of the holders of Common Stock represented in person or by proxy at the Annual Meeting will be elected directors.  Stockholders may not vote their shares cumulatively for the election of directors.  Cumulative voting is a type of voting that allows a stockholder to cast as many votes for directors as the stockholder has shares of stock, multiplied by the number of directors to be elected.  The proposed amendment to our Articles of Incorporation requires the affirmative vote by the holders of at least a majority of the shares of common stock issued and outstanding.  The affirmative vote of the holders of a majority of the total votes present in person or by proxy is required for approval of the proposal to ratify the appointment of the independent registered public accounting firm.  Abstentions or broker non-votes are considered in determining the presence of a quorum, but will not affect the plurality vote required for the election of directors. Abstentions and broker non-votes will have the effect of a vote against the proposal to amend our Articles of Incorporation.  However, they will not affect the proposal to ratify the appointment of the independent registered public accounting firm.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, CONTINUING DIRECTORS AND EXECUTIVE OFFICERS

Election of Directors (Proposal One)

The Articles of Incorporation of the Company provide that the Board of Directors of the Company shall be divided into four classes that are as equal in number as possible, and that members of each class of directors are to be elected for a term of four years.  One class is to be elected annually.  Stockholders of the Company are not permitted to cumulate their votes for the election of directors.  A majority of the members of the Company's Board of Directors are independent based on an assessment of each member's qualifications by the Board, taking into consideration the Nasdaq Stock Market's requirements for independence.  The Board of Directors has determined that Messrs. Hendrixson, Jones, Naessens, O'Donnell, Soss and Vidinli do not have any material relationships with the Company that would impair their independence.

The Company’s Board currently consists of nine members.  The terms of two Directors expire at the Annual Meeting.  In connection with the private placement of shares of Common Stock completed in December 2006, the Company agreed to appoint Nedret E. Vidinli of Financial Stocks, Inc., to its Board of Directors as well as that of its wholly owned subsidiary, First Keystone Bank (the “Bank”).  Mr. Vidinli was appointed in April 2007 to the class of directors whose term ends in 2010.

The Nominating Committee has recommended the re-election of Messrs. Hendrixson and Kelly as directors.  No directors or executive officers of the Company are related to any other director or executive officer of the Company by blood, marriage or adoption except for Donald G. Hosier, Jr. and Robert R. Hosier (who serves as a Senior Vice President of the Bank) who are brothers.  Each nominee for director currently serves as director of the Company.

Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees for director listed below.  If the person or persons named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, then the proxies will nominate and vote for one or more replacement nominees recommended by the Board of Directors.  At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

As discussed under “Stockholder Proposals, Nominations and Communications with the Board of Directors,” stockholders can submit nominations for election as directors of the Company’s Board of Directors.

Please mark your vote on the enclosed proxy card and
return it in the enclosed postage prepaid envelope

The following tables present information concerning the nominees for director of the Company and each director of the Company whose term continues, including such person's tenure as a director of the Bank (if applicable).  Ages are reflected as of September 30, 2007.

Nominees for Director for Four-Year Terms Expiring in 2012

Name (Age)	Principal Occupation During the Past Five Years	Director Since

Bruce C. Hendrixson (63)	Director; Owner of Garnet Ford and Garnet Volkswagen, Chester County, Pennsylvania.	2003

Thomas M. Kelly (51)	Director; President and Chief Executive Officer of the Company since 2005; President and Chief Operating Officer of the Company from 2004 to 2005 and President since 2002; previously served as Chief Financial Officer of the Company from 1994 to 2004; President and Chief Executive Officer of the Bank since 2005; previously served as Executive Vice President and Chief Operating Officer of the Bank from 2004 to 2005 and previously Chief Financial Officer of the Bank from 1991 to 2004 and Executive Vice President from 1995 to 2005; former Senior Manager at Deloitte & Touche LLP.	1997

The Board of Directors recommends that you vote FOR the election of
First Keystone’s nominees for director.

Members of the Board of Directors Continuing in Office

Directors Whose Terms Expire in 2009

Name (Age)	Principal Occupation During the Past Five Years	Director Since

Donald G. Hosier, Jr. (52)	Director; President of First Keystone Insurance Services, LLC, a subsidiary of the Bank, and a principal with Montgomery Insurance Services, Inc., Media, Pennsylvania, an insurance brokerage firm.	2001

Marshall J. Soss (61)	Director; President and Chief Executive Officer of KarMar Realty Group, Inc., Chadds Ford, Pennsylvania, a commercial and investment real estate service company.	2001

Directors Whose Term Expires in 2010

Name (Age)	Principal Occupation During the Past Five Years	Director Since

William J. O'Donnell, CPA (40)	Director; Corporate Solutions Manager/IT Group with Wawa, Inc., Wawa, Pennsylvania since 2003; served in various positions at Wawa from 2000 to 2003; served as Information Technology Manager with Vlasic Foods International, Cherry Hill, New Jersey from 1998 to 2000; former Information Technology Project Leader with ARCO Chemical Co., Newtown Square, Pennsylvania.	2002

Nedret E. Vidinli (40)
Director; Managing Director, US and Global Banks, at Financial Stocks, Inc. since 2006; from 2002 to 2006 served as Vice President and Senior Analyst at Financial Stocks, Inc.; from 2000 to 2002, served as Vice President, Dresdner Kleinwort Wasserstein, the investment banking arm of Dresdner Bank.

Directors Whose Terms Expire in 2011

Name (Age)	Principal Occupation During the Past Five Years	Director Since

Donald S. Guthrie (72)	Chairman of the Board; served as President of the Company from 1994 until 2002 and served as Chief Executive Officer from 2002 until 2005; served as President and Chief Executive Officer of the Bank from 1993 until 2005; previously a member of the law firm of Jones, Strohm & Guthrie, P.C., Media, Pennsylvania.	1994

Edmund Jones (89)	Director; former Chairman of the Board of the Bank from 1979 until 1993; member of the law firm of Jones, Strohm & Guthrie, P.C., Media, Pennsylvania.	1947

Jerry A. Naessens, CPA (71)	Director; retired former Chief Financial Officer of Thistle Group Holdings Co., Philadelphia, Pennsylvania from 1996 to 2002 and President of Roxborough-Manayunk Bank, Philadelphia, Pennsylvania from 2001 to 2002 and Chief Financial Officer of Roxborough-Manayunk Bank from 1991 to 2001.	2004

Executive Officers Who Are Not Also Directors

Set forth below is information with respect to the principal occupations during at least the last five years for the six executive officers of the Company and/or the Bank who do not also serve as directors.  There are no arrangements or understandings between a director of the Company and any other person pursuant to which such person was elected an executive officer of the Company.  Ages are reflected as of September 30, 2007.

Dennis G. Clark.  Age 54.  Mr. Clark has served as Senior Vice President and Chief Credit Officer of the Bank since June 2007 and previously worked at the Bank as Senior Credit Underwriter from April 2007; he was Vice President, Centralized Lending, at Sovereign Bank in Villanova, Pennsylvania from September 2005 to April 2007; from September 2003 to September 2005 he was Vice President, Relationship Manager, at Madison Bank in Blue Bell, Pennsylvania; and from February 1995 to September 2003 he was Vice President/Director of Commercial Lending at Abington Bank in Jenkintown, Pennsylvania.

Terry D. Crain.  Age 46.  Mr. Crain has served as Senior Vice President, Internal Auditor/Compliance Officer/Security Officer since August 2007; he has served in various capacities since joining the Bank in 2001 including Vice President/Internal Auditor/Compliance Officer/Security Officer since June 2007, Vice President/Internal Auditor/Compliance Officer since October 2005 and as Administrative Vice President/Internal Auditor/Compliance Officer since November 2001; prior to November 2001 he was a member of the law firm of Jones, Strohm, Crain & Guthrie, P.C., now known as Jones, Strohm & Guthrie, P.C., Media, Pennsylvania.

Rose M. DiMarco.  Age 45.  Ms. DiMarco has served as Senior Vice President and Chief Financial Officer of the Company and the Bank since January 2004 and previously as Senior Vice President of Finance since July 2002 and has been employed in various capacities at the Bank since 1984.

Robert R. Hosier.  Age 46.  Mr. Hosier has served as Senior Vice President of Information Technology since July 2002 and has been employed in various capacities at the Bank since 1983.

Robin G. Otto.  Age 49.  Ms. Otto has served as Senior Vice President of Retail Delivery of the Bank since May 2005; from December 2002 until May 2005, she served as Senior Vice President of Marketing and Business Development; previously marketing consultant with Palindrome Consulting, Glen Mills, Pennsylvania from August 1996 to December 2002; and prior thereto, Ms. Otto served as an officer of the Bank.

Carol Walsh.  Age 59. Ms. Walsh has served as Senior Vice President, Human Resources and Corporate Secretary since July 1, 2007 and as Senior Vice President and Corporate Secretary since 1991.  She has been employed in various capacities at the Bank since 1970.

Committees and Meetings of the Board of the Company and the Bank

The Board of Directors of the Company meets no less than quarterly and may have additional special meetings upon the request of the President or a majority of the directors.  During the fiscal year ended September 30, 2007, the Board of Directors of the Company met eight times.  No director attended fewer than 75% of the total number of Board meetings or committee meetings on which he served that were held during fiscal 2007.  The Board of Directors of the Company has established the following committees, among others:

Audit Committee.  The Audit Committee consists of Messrs. Hendrixson, Naessens (Chairman) and O'Donnell.  The Audit Committee reviews the records and affairs of the Company, engages the Company's independent registered public accounting firm, reviews the annual financial statements including the Form 10-K, meets with the Company's outsourced internal auditor, and reviews their reports.  All of the members of the Audit Committee are independent as such term is currently defined in the Nasdaq Stock Market's listing standards ("Nasdaq Independence Rules") and the regulations of the Securities and Exchange Commission (the “SEC”).  The Audit Committee meets on a quarterly and on an as needed basis and met five times in fiscal 2007.  The Board of Directors of the Company has adopted an amended and restated Audit Committee Charter, which is available at the Company’s website at www.firstkeystone.com by clicking on “Investor Information.”

The Board of Directors has determined that Mr. O'Donnell, a member of the Audit Committee, meets the requirements recently adopted by the SEC for qualification as an audit committee financial expert.  An audit committee financial expert is defined as a person who has the following attributes:  (i) an understanding of generally accepted accounting principles and financial statements; (ii) the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity or accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the registrant's financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal controls and procedures for financial reporting;  and  (v) an understanding of audit committee functions.

The identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than those that are imposed on such person as a member of the Audit Committee and the Board of Directors in the absence of such identification.  Moreover, the identification of a person as an audit committee financial expert for purposes of the regulations of the SEC does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.  Finally, a person who is determined to be an audit committee financial expert will not be deemed an "expert" for purposes of Section 11 of the Securities Act of 1933.

Nominating Committee.  The Nominating Committee consists of Messrs. Hendrixson, Soss and O’Donnell.  The Nominating Committee, which is responsible for reviewing and nominating candidates to the Board, met once during fiscal 2007.  All of the members of the Nominating Committee are independent as such term is defined in the Nasdaq Independence Rules.  The Board of Directors has adopted a Nominating Committee Charter, which is available at the Company’s website at www.firstkeystone.com by clicking on “Investor Information.”

In addition to the committees of the Company described above, the Bank also has established other committees which include members of the Board of Directors of the Bank as well as senior management and which meet as required.  These committees include, among others, the Executive Committee, Compensation Committee, Audit Committee, Asset/Liability Committee, Loan Committee, Community Investment Committee and Asset Quality Review Committee.

Compensation Committee.  The Compensation Committee of the Bank consists of Messrs. Naessens and O'Donnell (Chairman).  All of the members of the Compensation Committee are independent as such term is defined in the Nasdaq Independence Rules.  The Compensation Committee reviews overall compensation and benefits for the Bank's employees and senior officers and recommends compensation and benefits for the President.  The Company does not pay separate compensation to its officers.  The Compensation Committee of the Bank met once in fiscal 2007. The Board of Directors of the Bank has adopted a Compensation Committee Charter, which is available at the Company’s website at www.firstkeystone.com by clicking on “Investor Information.”

Compensation Committee Interlocks and Insider Participation

Messrs. Naessens and O’Donnell serve as members of the Compensation Committee.  None of the members of the Compensation Committee was a current or former officer or employee of the Company or the Bank.  Nor did any member engage in certain transactions with the Company or the Bank required to be disclosed by regulations of the SEC.  Additionally, there were no compensation committee "interlocks" during 2007, which generally means that no executive officer of the Company or the Bank served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of the Company or the Bank.

Directors' Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of the Board of Directors at Annual Meetings of Stockholders, we expect that our directors will attend, absent a valid reason for not doing so.  All of our directors attended our previous Annual Meeting of Stockholders held in February 2007.

Director Nominations

The Nominating Committee considers candidates for director suggested by its members and other directors, as well as management and stockholders.  The Nominating Committee also may solicit prospective nominees identified by it.  A stockholder who desires to recommend a prospective nominee for the Board should notify the Company's Secretary or any member of the Nominating Committee in writing with whatever supporting material the stockholder considers appropriate.  The Nominating Committee also considers whether to nominate any person nominated pursuant to the provision of the Company's Amended and Restated Articles of Incorporation relating to stockholder nominations, which is described under "Stockholder Proposals, Nominations and Communications with the Board of Directors."  The Nominating Committee has the authority and ability to retain a search firm to identify or evaluate potential nominees if it so desires.

The charter of the Nominating Committee sets forth certain criteria the Committee may consider when recommending individuals for nomination as director including: (a) ensuring that the Board of Directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an "audit committee financial expert," as that term is defined by the rules of the SEC, local or community ties and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and industry, independence of thought and an ability to work collegially.  The Committee also may consider the extent to which the candidate would fill a present need on the Board of Directors.

Directors' Compensation

Board Fees and Other Compensation.  Directors of the Company received no compensation during fiscal 2007 except for Messrs. Hendrixson, Hosier and Soss who are paid $2,000 per quarter as directors of the Company.  During fiscal 2007, members of the Board of Directors of the Bank received $1,100 per meeting attended.  Full-time officers who serve on the Board do not receive any fees for attending meetings of the Board or committees thereof.  In addition, as described below under “-Consulting Agreement,” Mr. Guthrie is being paid $15,000 per year for service as Chairman of the Board of the Company and the Bank, which service commenced on May 1, 2005.  Pursuant to a Confidentiality Agreement and Exclusive Tenant and Buyer Agency Agreement with the Bank, Mr. Soss received a retainer of $1,500 per month for real estate and advisory services for the months of November 2006 through January 2007.  Such arrangement was terminated in January 2007.  During fiscal 2007, members of the Board serving on the Bank's Executive Committee, Community Investment Committee, Compensation Committee and Loan Committee received $250 per meeting attended, while members of the Board serving on the Bank’s and the Company's Audit Committee received $350 per meeting attended.  In addition, members of the Board serving on the Bank’s and/or the Company’s Supervisory Agreement Compliance Committee received $250 per meeting attended.

The following table sets forth certain information regarding the compensation paid to our non-employee directors during fiscal 2007.  None of the directors had unvested restricted stock awards or stock options which vested during fiscal 2007 and no director received grants of restricted stock awards or stock options during fiscal 2007.  In addition, the non-employee directors do not participate in any type of non-equity incentive plan.

Name	Fees Earned or Paid in Cash(1)		Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Donald S. Guthrie	$42,700	(2)	$--	$342,285	(3)	$384,985
Bruce C. Hendrixson	12,500		--			12,500
Donald G. Hosier, Jr.	8,000		--			8,000
Edmund Jones	21,200		--	36,000	(4)	57,200
Jerry A. Naessens, CPA	24,350		--			24,350
William J. O’Donnell, CPA	18,100		--			18,100
Marshall J. Soss	8,000		--	11,000	(5)	19,000
Nedret E. Vidinli	6,600		--	--		6,600

_____________________
(1)            Reflects committee and meeting fees that were paid during fiscal year 2007.
(2)	Includes for Donald S. Guthrie the annual retainer of $15,000 as Chairman of the Board. See “-Consulting Agreement.”
(3)
Includes health insurance premiums of $15,322, long-term care premiums of $5,138, club dues of $4,284 and automobile expenses of $9,781. Also includes $150,000 in consulting fees paid pursuant to the terms of the Transition, Consulting, Noncompetition and Retirement Agreement. Includes, as well, the accrual expense totalling $156,285 with respect to the retirement benefits to be paid to Mr. Guthrie commencing in 2010.

(4)            Consists of a supplemental retirement benefit paid to Mr. Jones.
(5)
Mr. Soss receives a consulting fee of $250 per loan committee meeting attended for his expertise in the commercial real estate industry. Also, includes amounts paid for providing real estate and advisory services during part of fiscal 2007.

Supplemental Retirement Benefits. The Bank provides supplemental retirement benefits to Mr. Jones (a director of the Bank and Company) and Mr. Purdy (a director of the Bank) in recognition of their long service as officers of the Bank.  Under the terms of the Bank's amended arrangements with such persons, each person receives monthly payments, which payments commenced the first month subsequent to each such person's retirement.  Such payments will continue as long as such persons continue to serve on the Board of Directors of the Bank or the Company.  In accordance with such arrangements, such persons received an aggregate of $94,000 during fiscal 2007.

Consulting Agreement. On March 23, 2005, the Company announced the retirement of Mr. Guthrie, who at the time served as the Chairman and Chief Executive Officer of the Company and President and Chief Executive Officer of the Bank.  In connection with the retirement of Mr. Guthrie as chief executive officer, the Company and the Bank entered into a Transition, Consulting, Noncompetition and Retirement Agreement (the “Retirement Agreement”) with Mr. Guthrie, with such Agreement becoming effective as of May 1, 2005 (the “Effective Date”). Under the Agreement, Mr. Guthrie relinquished his rights under the employment agreements previously entered into with the Company and the Bank and his rights under the Bank’s Supplemental Executive Retirement Plan (See "-Nonqualified Deferred Compensation").

Under the terms of the Retirement Agreement, Mr. Guthrie agreed to provide services to the Company and the Bank for a five-year period ending on April 30, 2010 (the “Consulting Period”).  In return for providing advice and counsel regarding the Company’s and the Bank’s operations, customer relationships, growth and expansion opportunities and other matters during the Consulting Period, the Company and/or the Bank agreed to pay Mr. Guthrie an amount equal to $12,500 per month.  During the Consulting Period, the Company and the Bank are also providing Mr. Guthrie with the continued use of the automobile that was provided for his use immediately prior to the Effective Date.  In addition, the Company and/or the Bank will reimburse or otherwise provide for or pay all reasonable expenses incurred by Mr. Guthrie during the Consulting Period with respect to such automobile.  The Company and the Bank are also providing Mr. Guthrie and his spouse during the Consulting Period medical, dental and long-term care insurance at no cost to Mr. Guthrie.

Mr. Guthrie’s services under the Retirement Agreement terminate automatically upon his death during the Consulting Period and may be terminated upon the determination that Mr. Guthrie is disabled.  Mr. Guthrie’s services may also be terminated during the Consulting Period by the Company or the Bank for “cause” as such term is defined in the Retirement Agreement or by Mr. Guthrie for “good reason” as defined in the Retirement Agreement.  In the event Mr. Guthrie’s consulting services are terminated for cause or Mr. Guthrie terminates his services without good reason, the Retirement Agreement shall terminate without further obligation.  In the event Mr. Guthrie’s termination is for death, good reason or disability during the Consulting Period, the Company or the Bank shall pay Mr. Guthrie a lump sum equal to the sum of an amount equal to the present value of the fees that would have been paid through the Consulting Period and the present value of the Retirement Benefits (as hereinafter defined).

If Mr. Guthrie satisfies his obligations during the Consulting Period, including the Non-Compete Requirements, the Company and the Bank will pay Mr. Guthrie subsequent to the Consulting Period an annual supplemental retirement benefit of $135,175 per year, payable in equal monthly installments, for 10 years (the “Retirement Benefits”).  The Bank expensed approximately $156,285 with respect to the Retirement Benefits during fiscal 2007.  In the event Mr. Guthrie dies following the end of the Consulting Period but before all the Retirement Benefits have been paid, the Company and/or the Bank shall pay Mr. Guthrie’s estate or beneficiary, as applicable, in a lump sum the present value of the remaining unpaid Retirement Benefits.  In addition, during the 10 year period subsequent to the Consulting Period, the Company and/or the Bank shall provide medical insurance which supplements the Medicare coverage for the benefit of Mr. Guthrie and his spouse at no cost to Mr. Guthrie.

In addition to the foregoing, during the Consulting Period, Mr. Guthrie will continue to serve as Chairman of the Board of the Company and the Bank provided he continues to be a director in good standing.  In addition to his compensation as a consultant and any fees paid to directors of the Company and the Bank, Mr. Guthrie will receive an annual fee of $15,000 for serving as Chairman of the Board of the Company and the Bank during the Consulting Period.  The Board of Directors of the Company also agreed to elect him as a director of the Bank during the Consulting Period.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed with management the disclosures under "Management Compensation-Compensation Discussion and Analysis" in this proxy statement. Based on the review and discussions referred to above, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Members of the Compensation Committee
William J. O’Donnell, CPA, Compensation Committee Chair
Jerry A. Naessens, CPA

MANAGEMENT COMPENSATION

Compensation Discussion and Analysis

Overview of Compensation Philosophy and Program

Our compensation philosophy is designed to provide compensation to our executive officers that is competitive in the marketplace in order to attract and retain qualified and experienced officers. Decisions regarding the compensation of our executive officers, including the various components of such compensation, during fiscal year 2007 were made by our Compensation Committee of the Bank (all the executive officers of the Company are also executive officers of the Bank; they do not receive any separate compensation from the Company), which reviews a number of factors, including performance of the individual executive officers, the performance of the Company and compensation surveys for comparable companies prepared for the Committee by an outside independent compensation consultant. The Committee consists solely of non-employee directors who meet all applicable requirements to be independent of management. Traditionally, the compensation we have provided to our executive officers primarily consisted of the following:

• annual base salaries;
• annual cash bonuses;
• stock options and restricted stock awards;
• retirement benefits; and
• other forms of compensation as approved by the Committee.

However, in February 2006, the Bank and the Company each entered into supervisory agreements with the Office of Thrift Supervision (the “OTS”).  Under the terms of the supervisory agreement with the Bank, the Bank is not permitted to enter into, renew, extend or revise any arrangement related to the compensation or benefits of any senior executive officer of the Bank without the prior non-objection of the OTS.  In addition, the Company’s financial performance suffered during fiscal years 2005, 2006 and 2007 primarily due to issues surrounding the Bank’s commercial loan portfolio.   As a consequence, the Committee determined that no adjustment to any executive officer’s salary would be made for fiscal years 2006 and 2007.  In addition, no bonuses were awarded to any executive officer with respect to fiscal 2005, 2006 and 2007.

We also provide all of our employees, including executive officers, with tax-qualified retirement benefits through an employee stock ownership plan (the "ESOP") and a 401(k) plan. In addition, certain of our executive officers participate in non-qualified defined contribution supplemental executive retirement plan (the “SERP”) pursuant to which they receive supplemental retirement benefits. The SERP does not require any minimum contribution level by the Bank. The Bank did not make any contribution to the SERP in fiscal 2007.

We also offer various fringe benefits to all of our employees, including our executive officers on a non-discriminatory basis including group policies for medical, dental, life, disability and accidental death insurance. Our President and Chief Executive Officer is permitted to use a company car and the Bank pays his country club dues.  He also received enhanced medical and dental coverage.  The Committee believes that such additional benefits are appropriate and assist Mr. Kelly in fulfilling his employment obligations. The other two named executive officers are provided an automobile allowance.

The Committee's decisions concerning the compensation of individual executive officers during fiscal 2007 were made in the context of historical practice and competitive environment, including comparisons with the compensation practices of companies of similar size and function in the financial services industry as well as in light of the restrictions of the supervisory agreement and the Company’s financial performance. The Committee has not addressed the adoption of a policy with respect to the issue of the deductibility of qualifying executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code") because no executive officer exceeds the $1,000,000 threshold.

Compensation Consultant. The Compensation Committee has the authority to engage the services of outside advisors, experts and others to assist the Committee. In accordance with this authority, the Committee engaged HRA Services, Inc., a regional firm specializing in compensation matters, to provide an independent review of the compensation of all employees, not just the named executive officers. The objective of the independent review was to assess the competitiveness of the Bank’s total compensation program for the Bank’s employees, with particular focus on its officers. The consultant compared base salary, annual incentive and long-term compensation for officers to a peer group of banking institutions of comparable asset size and with a similar number of employees.

Role of Executive Officers and Management. The President and Chief Executive Officer provides recommendations to the Committee on matters of compensation philosophy, plan design and the general guidelines for executive officer compensation. These recommendations are then considered by the Committee. The President and Chief Executive Officer generally attends the Committee meetings but is not present for the executive sessions or for any discussion of his own compensation.

Elements of Executive Compensation

The financial performance of the Company on a period-to-period basis is primarily reflected in salary adjustments and cash bonuses. The Committee uses these elements of compensation to provide incentives to executives to achieve continuous, near-term results. However, as noted above, in light of the Company’s financial performance and the provisions of the supervisory agreement with the OTS, the Committee determined that it was not appropriate to provide salary adjustments or bonuses for the past two fiscal years for executive officers.  In addition, the Committee believes that equity-based awards can be used effectively to both link executive compensation to long-term performance as well as to encourage retention and to recognize the value of the executive’s contribution to the Company’s operations.  As a result, the Committee is considering awarding various executive officers, including certain of the named executive officers, modest levels of option grants in fiscal 2008.  It is believed such grants will amount in the aggregate to approximately 50% of the shares remaining available for grant under the Company’s 1998 Stock Option Plan.

Base Salary. The salaries of the executive officers are reviewed on an annual basis, as well as at the time of promotion or other change in responsibilities. Increases in salary are based on an evaluation of the individual's performance and level of pay, compared to peer group pay levels. Generally, the peer groups consisted of national, mid-Atlantic and Pennsylvania-based financial institutions of comparable asset size and number of employees. In determining not to make any adjustments to base salaries of the named executive officers for 2006 and 2007, the Committee considered the overall financial performance of the Company as well as the appropriateness of requesting OTS approval of any increases in compensation of such persons, the individual’s contribution to the attainment of the Company’s internal budget expectations, leadership, complexity of position, expense containment and asset quality; however, no particular weight was given to any particular factor. The Committee believes that the base salary paid to each member of the senior management team is commensurate with their duties, performance, and range for the industry compared with financial institutions of similar size within the Bank’s region.  However, with respect to fiscal 2008, in view of the number of years without salary adjustments, the Committee is expecting to provide moderate increases in base salary including for the named executive officers.  The increase for such officers is anticipated to range from 4.6% for the president to 17.0% for the chief financial officer.  The proposed increase for the president and the chief financial officer are subject to the non-objection of the OTS under the terms of the supervisory agreement between the OTS and the Bank.

Cash Bonus. A discretionary cash bonus for the executive officers is determined on an annual basis. The amount of the bonus is based on the Company’s overall performance as well as an evaluation of the individual's performance and level of pay and bonuses compared to the peer group pay and bonuses levels, with the amount determined at the discretion of the Committee. With respect to fiscal 2005, 2006 and 2007, no bonuses were paid to any officer or employee. The Committee believes that it is appropriate to adjust the amount of the bonuses paid each year to reflect the Company’s overall performance, and the amount of the bonuses paid, if any, each year will fluctuate to a greater extent than the base salaries, which generally increase slightly each year in line with the cost of living adjustments.

Long-Term Compensation. The Committee believes that, from a motivational standpoint, the use of stock-based compensation in the past contributed to the Company’s financial performance, eliciting maximum effort and dedication from our executive officers. The long-term incentive compensation portion of the Company’s compensation program to date has consisted of grants of stock options and restricted stock awards under the Company’s stock option plans and restricted stock awards under the Company’s stock option and restricted stock plans. No grants of options or restricted stock awards have been made to named executive officers since 2002 and 2005, respectively. No further awards are available for grant under the restricted stock plan and approximately 30,000 shares remain available for grant under the 1998 Stock Option Plan. The grants of options and restricted stock awards  are designed to provide incentives for long-term positive performance by the executive and other senior officers to align their financial interests with those of the Company’s stockholders by providing the opportunity to participate in any appreciation in the stock price of the Company’s common stock which may occur after the date of grant of stock options. The exercisability of options and the vesting of restricted stock awards depend upon the executive officer continuing to render services to the Company. All options granted under the Company's stock option plans must have an exercise price at least equal to the market value of the common stock on the date of grant. Options may be exercised only for a limited period of time after the optionee's departure from the Company.

Under the stock incentive plans, the Committee has discretion in determining grants of stock options and restricted stock awards to executive officers, including the timing, the amounts, and types of awards. In the case of individual executives, our award decisions are based in part on corporate performance. There were no stock options or restricted stock awards granted during fiscal 2007.  In view of the lack of increases in salaries for the last two fiscal years, and in order to both incentivize executive officers as well as reflect the effort involved in addressing the recapitalization of the Company and the requirements of the supervisory agreements, it is contemplated that modest grants of options will be made in fiscal 2008 to executive officers, including the named executive officers, subject to the non-objection of the OTS.  In determining the amount of the compensation to be paid to the executive officers each year, the Committee generally considers the current compensation being paid by comparable companies and the current performance of the Company. Any gains from prior grants of stock options or any appreciation or earnings on amounts previously deferred by the executive officers has generally not been taken into account by the Committee.

Additional Components of Executive Compensation. The Company and the Bank have also entered into employment agreements with Mr. Kelly as well as severance agreements with one other executive officer. The purpose of the employment and severance agreements is to retain for the benefit of the Company and the Bank the talents of highly skilled officers who are integral to the development and implementation of the Company's business. Such agreements, as discussed below, provide for termination benefits in the event of such executives' termination or in the event of the occurrence of certain events. The severance payments of the agreements are intended to align the executive officers' and the stockholders' interests by enabling executive officers to consider corporate transactions that are in the best interest of the stockholders and the other constituents of the Company without undue concern over whether the transactions may jeopardize the executive officers' own employment. The employment and severance agreements are similar to the agreements for senior executive officers of comparable financial institutions. If a change in control was to occur, the executive officers do not receive change in control payments under their employment or severance agreements unless their employment is terminated.

Supplemental Executive Retirement Plan. During fiscal 2004, the Bank implemented a defined contribution supplemental executive retirement plan (the “SERP”) covering certain executive officers of the Bank.  Under the terms of the SERP, the Bank may choose to make contributions to some or all of the participants in the SERP.  In addition, the amount and frequency of contributions is solely within the discretion of the Bank and the committee administering the SERP.  The crediting rate on the participants’ account balances for fiscal 2007 was 5%. No contribution was made to the SERP for fiscal 2007.  For additional discussion of the terms of the SERP, see “-Nonqualified Deferred Compensation.”  The only executive officers currently in the SERP are Mr. Kelly and Ms. Walsh.

Employment Agreements

The Company and the Bank entered into three-year employment agreements with Mr. Kelly in December 2004. The initial terms of the agreements were extended in 2005 for an additional year on the anniversary dates of the agreements.  However, as a result of entering into the supervisory agreement, the terms of the employment agreements were not extended in December 2006 and 2007. Accordingly, the terms of the employment agreements will expire in December 2008.  For additional information, see “-Employment and Severance Agreements.”

Summary Compensation Table

The following table sets forth a summary of certain information concerning the compensation paid or earned by our principal executive officer, principal financial officer, our only other executive officer whose total compensation for fiscal 2007 exceeded $100,000 and one additional executive officer, Ms. Elizabeth M. Mulcahy, who was not serving as an executive officer at the end of fiscal 2007 (referred to as the named executive officers).  No options or restricted stock awards were granted during fiscal 2007.  None of such officers, two of whom also serve as executive officers of the Company (Mr. Kelly and Ms. DiMarco), receive any compensation from the Company.

Name and Principal Position	Fiscal Year	Salary(1)	Bonus	Stock Awards	Option Awards(2)	Non-Equity Incentive Plan Compen- sation	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compen- sation(4)		Total
Thomas M. Kelly, President and Chief Executive Officer	2007	$220,000	$--	$--	$--	$--	$24,429	$58,107		$302,536
Rose M. DiMarco, Senior VicePresident/ Chief Financial Officer	2007	106,000	--	--	1,158	--	--	11,801		118,959
Robin G. Otto, Senior Vice President/Retail Delivery	2007	108,113	--	--	1,158	--	--	10,612		119,883
Elizabeth M. Mulcahy, Senior VicePresident/Human Resources(5)	2007	83,846	--	--	--	--	14,490	69,014	(5)	167,350
______________________
(1)	The amounts disclosed include amounts deferred or contributed to the Bank’s 401(k) plan.

(2)
Reflects the amount expensed in accordance with Statement of Financial Accounting Standards No. 123(R) during fiscal 2007 with respect to stock options with respect to each of the named executive officers. For a discussion of the assumptions used to establish the valuation of the stock options, reference is made to Note 13 of the Notes to Consolidated Financial Statements of First Keystone Financial, Inc. included as Item 8 in the Company’s Annual Report on Form 10-K for the year ended September 30, 2007.  The Company uses the binomial option valuation methodology to establish the values of options.  In calculating the value of stock awards, the Company has disregarded any estimate of forfeitures related to service-based vesting conditions.  There are no forfeitures for fiscal 2007.

(3)
Mr. Kelly and Ms. Mulcahy are participants in the Bank’s SERP.  The amount reflects the increase in the executives’ SERP benefits for the 2006 plan year (January 1, 2006 to December 31, 2006).  Increases in benefits, all of which consisted of interest credited in fiscal 2007, for Mr. Kelly are credited annually.  See “-Nonqualified Deferred Compensation.”

(4)
In fiscal 2007, represents $11,752, $5,600 and $4,385 contributed by the Bank to the ESOP accounts of Mr. Kelly and Mesdames DiMarco and Otto, respectively; also reflects in fiscal 2007, $1,401 and $1,427 contributed by the Bank to the Bank’s 401(k) plan accounts of Mesdames DiMarco and Otto, respectively.  Includes for Mr. Kelly health insurance premiums and dental benefits of $21,731, automobile expenses of $17,834, and club dues of $4,648.  Also, includes automobile allowance of $4,800 for each of Mesdames DiMarco and Otto.

(5)	Includes a distribution of $62,014 to Ms. Mulcahy from the SERP. See “-Nonqualified Deferred Compensation.” Ms. Mulcahy retired effective June 30, 2007.

Grants of Plan-Based Awards

During fiscal 2007, the Company did not grant any stock options or restricted stock awards to its named executive officers.  In addition, the Company did not grant any equity or non-equity incentive plan awards that provide for payments based upon achievement of threshold, target or maximum goals.

Outstanding Equity Awards at Fiscal Year-End

The following table discloses certain information regarding the options and stock awards held at September 30, 2007 by each named executive officer.  There were no equity incentive plan awards outstanding at fiscal year end.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options		Exercise Price	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)
Name	Exercisable	Unexercisable
Thomas M. Kelly	11,750	--	$12.125	9/29/2009

Rose M. DiMarco	500	--	12.875	09/16/2008
	1,000	--	12.125	09/29/2009
	500	--	10.125	09/27/2010
	3,000	--	16.150	07/24/2012

					229	$3,046

Robin G. Otto	2,000	600	16.150	12/20/2012
					529	7,036
Elizabeth M. Mulcahy	11,750	--	12.125	9/29/2009
_______________

(1)	All options and restricted stock awards vest at the rate of 20% per year.

(2)
Calculated by multiplying the closing market price of our common stock on September 28, 2007 the last trading day in fiscal 2007, which was $13.30, by the applicable number of shares of common stock underlying the executive officer’s stock awards.

Option Exercises and Stock Awards Vested

The following table sets forth, for each of the named executive officers, information regarding stock options exercised and stock awards that vested during fiscal 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise	Value Realized on Exercise	Number of Shares Acquired On Vesting	Value Realized On Vesting(1)
Thomas M. Kelly	--	$ --	--	$ --
Rose M. DiMarco	600	10,092	76	1,212
Robin G. Otto	600	11,532	176	3,141
Elizabeth M. Mulcahy	--	--	--	--
_______________
(1)	Represents the number of shares of common stock that vested during the fiscal year multiplied by the market value of the Company’s common stock on the date the award vested.

Employment and Severance Agreements

In connection with entering into the Retirement Agreement in March 2005 with Mr. Guthrie, as described above under “-Directors’ Compensation,” the Company and the Bank (collectively, the “Employers”) elected Mr. Kelly as President and Chief Executive Officer and entered into amendments of the employment agreements entered into with Mr. Kelly in December 2004 in order to reflect such change in title.  The terms of such amended and restated employment agreements were substantially identical to the agreements they superseded.  The Employers agreed to employ Mr. Kelly for a term of three years.  The term of his employment agreement is extended each year on its anniversary date for a successive additional one-year period unless the Employers or Mr. Kelly, not less than 30 days prior to the annual anniversary date, elect not to extend the employment term.  However, as a result of the entering into of the supervisory agreements in February 2006 with the Office of Thrift Supervision, the terms of Mr. Kelly’s agreements were not allowed to extend for an additional year either in fiscal 2006 or fiscal 2007.  As a consequence, the terms of Mr. Kelly’s agreements expire on December 1, 2008.

The employment agreements are terminable with or without cause by the Employers.  Mr. Kelly has no right to compensation or other benefits pursuant to the employment agreements for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death, provided, however, that (i) in the event that Mr. Kelly terminates his employment because of failure of the Employers to comply with any material provision of the employment agreements or (ii) the employment agreements are terminated by the Employers other than for cause, disability, retirement or death, Mr. Kelly will be entitled to a cash severance amount equal to two times his base salary.  In addition, Mr. Kelly will be entitled to a continuation of benefits similar to those he is receiving at the time of such termination for the remaining term of the agreements or until he obtains full-time employment with another employer, whichever occurs first.  If Mr. Kelly’s employment is terminated by the Employers subsequent to a Change in Control of the Company (as defined in the agreements) or by Mr. Kelly subsequent to a Change in Control of the Company as a result of certain adverse actions, Mr. Kelly will be entitled to a cash severance amount equal to three times his base salary as well as continuation of benefits under the same terms as described above.

Mr. Kelly’s agreements provide that he will be entitled to the use of an automobile.  In addition, in the event of Mr. Kelly’s death during the term of his agreements, his estate will receive payments equal to the amount of compensation due for the remainder of the term of his agreements at his current salary at the time of his death.  Mr. Kelly’s employment agreements also provides medical insurance coverage under such plan during the term of his agreements for him and the members of his immediate family and provide for continued coverage for a period of five years following the termination of his agreements except if he is terminated for cause.

The Employers also entered into two-year amended and restated severance agreements with Ms. Carol Walsh, effective December 1, 2004.  The severance agreements are substantially identical to the agreements they superseded.  Under the terms of such severance agreements, the Employers have agreed that in the event that Ms. Walsh's employment is terminated as a result of certain adverse actions that are taken with respect to her employment following a Change in Control of the Company, as defined, she will be entitled to a cash severance amount equal to two times her base salary.  The term of each severance agreement shall be extended each year for a successive additional one-year period unless the Employers or Ms. Walsh, not less than 30 days prior to the anniversary date, elect not to extend the term of the severance agreement.  During fiscal 2006 and 2007, the terms of Ms. Walsh’s agreements were not extended.  In November 2007, the Compensation Committee acted to extend the terms of Ms. Walsh’s agreements for an additional year subject to the receipt of the nonobjection thereto by the OTS.   Such nonobjection has not yet been received.

Each of the employment and severance agreements with the Company provides that if the payments and benefits to be provided thereunder, or otherwise upon termination of employment, are deemed to constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the officer would be reimbursed for any excise tax liability pursuant to Sections 280G and 4999 of the Code and for any additional income taxes imposed as a result of such reimbursement.  Because the amount of the payments and benefits that could constitute a parachute payment is dependent upon the timing, price and structure of any change in control that may occur in the future, it is not possible at this time to quantify the severance benefits payable to the officers under the employment or severance agreements.

A "Change in Control" generally is defined in the employment and severance agreements to include, among other things, (i) the acquisition by any person of 20% or more of the Company's outstanding voting securities, (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period and (iii) approval by the stockholders of the Company of a transaction which results in the reorganization, merger or consolidation of the Company other than one in which at least 51% of the equity ownership interests of the resulting entity are beneficially owned by persons who immediately prior to such transaction beneficially owned at least 51% of equity interests of the Company.

Nonqualified Deferred Compensation.  During fiscal 2004, the Bank implemented a defined contribution supplemental executive retirement plan (the “SERP”) covering certain executive officers of the Bank.  Currently, the only named executive officers participating in the SERP are Mr. Kelly and Ms. Mulcahy.  Under the terms of the SERP, the Bank may choose to make contributions to some or all of the participants in the SERP.  The amount and frequency of contributions is solely within the discretion of the Bank and the committee administering the SERP.  To the extent the Bank makes contributions to the SERP on the participants’ behalf, the amounts so credited will earn interest at a rate determined by the Compensation Committee annually.  For the initial year of the SERP, the interest rate was established at 5.0%.  Such rate will remain in effect until such time that the Compensation Committee (which administers the SERP) chooses to change it.  For fiscal 2007, the Compensation Committee did not take any action with respect to the crediting rating.  Thus it remains at 5.0%.  No contribution was made to the SERP for fiscal 2007.  Upon retirement of a participant, he or she will receive his or her account balance paid out in equal annual payments for a period not to exceed 15 years provided that a participant can make a prior election to receive his or her distribution in a lump sum.  The SERP also provides for benefits in the event of the death of the participant or the termination of the employment of the participant subsequent to a change in control of the Company.

The following table sets forth, for Mr. Kelly and Ms. Mulcahy, information regarding their accounts in the SERP as of and for the fiscal year ended September 30, 2007. Neither the executives nor Company or the Bank made any contributions to the SERP during fiscal 2007.  During the fiscal 2007, Ms. Mulcahy retired and commenced receiving distributions from the SERP in accordance with her payment election.

Name	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Thomas M. Kelly	$24,429	$ --	$513,015
Rose M. DiMarco	--	--	--
Robin G. Otto	--	--	--
Elizabeth M. Mulcahy	14,490	62,014	251,156

Potential Payments Upon Termination of Employment or Change in Control

The tables below reflect the amount of compensation to each of the named executive officers of the Company and the Bank (other than Ms. Mulcahy) in the event of termination of such executive’s employment.  The amount of compensation payable to each named executive officer upon voluntary termination, early retirement, involuntary not-for-cause termination, termination following a change in control and in the event of disability or death of the executive is shown below.  The amounts shown assume that such termination was effective as of September 28, 2007, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives upon their termination.  The actual amounts to be paid out can only be determined at the time of such executive’s separation.  However, as a result of entering into the supervisory agreement with the OTS in February 2006, the Bank is subject to restrictions on its ability to make severance payments to officers.  As a consequence, the ability to provide certain of the termination benefits described below is subject to the prior approval of the OTS if the Bank is still subject to the supervisory agreement at the time of termination.  Ms. Mulcahy retired as of June 30, 2007 and in connection therewith commenced receipt of her SERP benefits as well as a $7,000 bonus.  Ms. Mulcahy’s SERP benefits totaled approximately $310,000 at June 30, 2007 and are being distributed in five annual installments with the first installment being paid in July 2007.

Thomas M. Kelly.  The following table shows the potential payments to Thomas M. Kelly, President and Chief Executive Officer, upon an assumed termination of employment or a change in control as of September 28, 2007.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Disability (o)	Death (p)

Accrued paid time off (a)	$25,385	$--	$25,385	$25,385	$25,385	$25,385
Severance payments and benefits: (b)
Cash severance (c)	--	--	415,170	605,879	415,170	242,535	(q)
Medical benefits (d)	125,302	--	125,302	125,302	125,302	125,302
Other welfare benefits (e)	--	--	4,267	4,267	4,267	--
Automobile expenses (f)	--	--	7,064	7,064	7,064	--
Country club expenses (g)	--	--	5,429	5,429	5,429	--
SERP benefit (h)	--	--	--	586,985	--	1,026,985
ESOP allocations (i)	--	--	--	--	--	--
§280G tax gross-up (j)	--	--	--	558,185	--	--

Equity awards: (k)
Unvested stock options (l)	--	--	--	--	--	--
Unvested restricted stock Awards (m)	--	--	--	--	--	--

Total payments and benefits (n)	$150,687	$--	$582,617	$1,918,496	$582,617	$1,420,207

Rose M. DiMarco.  The following table shows the potential payments to Rose M. DiMarco, Senior Vice President and Chief Financial Officer, upon an assumed termination of employment or a change in control as of September 28, 2007.  Ms. DiMarco does not have any employment or change in control agreement and is not covered by any severance plan.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Disability (o)	Death (p)

Accrued paid time off (a)	$9,377	$--	$9,377	$9,377	$9,377	$9,377
Severance payments and benefits: (b)
Cash severance (c)	--	--	--	--	--	--
Medical benefits (d)	--	--	--	--	--	--
Other welfare benefits (e)	--	--	--	--	--	--
Automobile expenses (f)	--	--	--	--	--	--
Country club expenses (g)	--	--	--	--	--	--
SERP benefit (h)	--	--	--	--	--	--
ESOP allocations (i)	--	--	--	--	--	--
§280G tax cut-back (j)	--	--	--	--	--	--

Equity awards: (k)
Unvested stock options (l)	--	--	--	--	--	--
Unvested restricted stock awards (m)	--	--	--	3,046	3,046	3,046

Total payments and benefits (n)	$9,377	$--	$9,377	$12,423	$12,423	$12,423

Robin G. Otto.  The following table shows the potential payments to Robin G. Otto, Senior Vice President of Retail Delivery, upon an assumed termination of employment or a change in control as of September 28, 2007.  Ms. Otto does not have any employment or change in control agreement and is not covered by any severance plan.

Payments and Benefits	Voluntary Termination	Termination for Cause	Involuntary Termination Without Cause or Termination by the Executive for Good Reason Absent a Change in Control	Change in Control With Termination of Employment	Disability (o)	Death (p)

Accrued paid time off (a)	$4,569	$--	$4,569	$4,569	$4,569	$4,569
Severance payments and benefits: (b)
Cash severance (c)	--	--	--	--	--	--
Medical benefits (d)	--	--	--	--	--	--
Other welfare benefits (e)	--	--	--	--	--	--
Automobile expenses (f)	--	--	--	--	--	--
Country club expenses (g)	--	--	--	--	--	--
SERP benefit (h)	--	--	--	--	--	--
ESOP allocations (i)	--	--	--	--	--	--
§280G tax cut-back (j)	--	--	--	--	--	--

Equity awards: (k)
Unvested stock options (l)	--	--	--	--	--	--
Unvested restricted stock awards (m)	--	--	--	7,036	7,036	7,036

Total payments and benefits (n)	$4,569	$--	$4,569	$11,605	$11,605	$11,605
__________________________

(a)
Paid time off is granted to each employee annually based on position and tenure. Earned but unused paid time off is paid upon termination of employment other than termination for cause. The amounts shown represent each executive’s accrued but unused paid time off as of September 28, 2007.

(b)
These severance payments and benefits are payable if the employment of Mr. Kelly is terminated prior to a change in control either (i) by the Company or the Bank for any reason other than cause, retirement or death or (ii) by such executive if the Company or the Bank materially breaches the terms of the employment agreements. The severance payments and benefits are also payable if Mr. Kelly’s employment is terminated during the term of his employment agreements following a change in control.

(c)
In the Involuntary Termination and Disability columns, represents for Mr. Kelly the present value of 24 monthly installments equal to an aggregate of two times his current base salary of $220,000. In the Change in Control column, represents for Mr. Kelly the present value of 36 monthly installments equal to an aggregate of three times his current base salary. For the amount payable to Mr. Kelly’s beneficiary in the event of his death, see Note (q) below.

(d)
Mr. Kelly’s employment agreements provide that if his employment is terminated for any reason other than cause, then Mr. Kelly, his spouse and his minor children will be entitled to continued medical coverage for five years at no cost.  The amounts shown represent the estimated cost of providing such coverage.  The estimated costs assume the current insurance premiums or costs increase by 10% on October 1st of each year. Because the premiums could increase faster than assumed, they have not been discounted to present value.

(footnotes continued on following page)
_____________

(e)
In the Involuntary Termination and Change in Control columns, represents for Mr. Kelly the estimated cost of providing continued dental, life and long-term disability coverage for the remaining term of his employment agreements, at no cost to the executive. The benefits will be discontinued if Mr. Kelly obtains full-time employment with a subsequent employer which provides substantially similar benefits. The estimated costs assume the current insurance premiums or costs increase by 10% on October 1st of each year. Because the premiums could increase faster than assumed, they have not been discounted to present value.  In addition, Mr. Kelly’s employment agreements provide that Mr. Kelly, his spouse and his minor children will be reimbursed for dental expenses up to a maximum of $2,500 per person per year, which benefit would continue for the remaining term of his agreements in the Involuntary Termination and Change in Control columns.

(f)
Represents the estimated costs of paying automobile related expenses for Mr. Kelly for the remaining term of his employment agreements in the Involuntary Termination and Change in Control columns, based on the automobile expenses (excluding depreciation) incurred in the fiscal year ended September 30, 2007. The estimated costs have not been discounted to present value.

(g)
Represents the estimated present value costs of paying country club related expenses for Mr. Kelly for the remaining term of his employment agreements in the Involuntary Termination and Change in Control columns, based on the country club expenses incurred in the fiscal year ended September 30, 2007. The estimated costs have not been discounted to present value. Mr. Kelly’s employment agreements limit the reimbursement of club dues to $7,500 per year.

(h)
If Mr. Kelly has a separation from service within two years after a change in control and prior to the attainment of age sixty-five, he will be entitled to a lump sum payment in the amount of five times his current base salary minus the value of his account balance in the SERP, as measured on the date of a change in control. If Mr. Kelly dies prior to a separation from service, his beneficiary will be entitled to a lump sum payment in the amount of seven times his current base salary minus the value of his account balance in the SERP. His SERP account balance at September 28, 2007 was approximately $513,000.

(i)
In the event of a change in control, the ESOP will be terminated and the unallocated ESOP shares will first be used to repay the outstanding ESOP loan. Any remaining unallocated ESOP shares will then be allocated among ESOP participants on a pro rata basis based on account balances. Based on the September 28, 2007 closing price of $13.30 per share, the remaining principal balance of the loan exceeds the value of the remaining unallocated ESOP shares by approximately $1.4 million.  As a result, there would not have been any unallocated shares remaining for ESOP participants if the ESOP had been terminated on such date.

(j)
The payments and benefits to Mr. Kelly in the Change in Control column are subject to a 20% excise tax to the extent the parachute amounts associated therewith under Section 280G of the Code equal or exceed three times his average taxable income for the five years ended December 31, 2006. His payments exceed this threshold. If a change in control was to occur, the Company believes that the Section 280G gross-up payments could be reduced or even eliminated if the timing of the change in control permitted tax planning to be done. However, if the excise tax cannot be avoided, then the Company has agreed in its employment agreement with Mr. Kelly to pay the 20% excise tax and the additional federal, state and local income taxes and excise taxes on such reimbursement in order to place him in the same after-tax position he would have been in if the excise tax had not been imposed.

(k)
The vested stock options held by Mr. Kelly, Ms. DiMarco and Ms. Otto had a value of approximately $13,806, $2,975, and $0, respectively, based on the September 28, 2007 closing price of $13.30 per share. Such value can be obtained in the event of termination due to voluntary termination, death, disability, retirement or cause only if the executive actually exercises the vested options in the manner provided for by the relevant option plan and subsequently sells the shares received for $13.30 per share. In the event of a termination of employment, each executive (or his or her estate in the event of death) will have the right to exercise vested stock options for the period specified in his or her option grant agreement. If the executive’s employment is terminated following a change in control, the executive will have the right to exercise options granted under the Company’s 1998 Stock Option Plan for the remainder of the original 10 year term of the option from the date of grant.  With respect to options granted under the 1995 Stock Option Plan, the executive will have until the earlier of either the expiration of the term of the option or three months after termination of employment to exercise the options.

(footnotes continued on following page)

_______________
(l)
Ms. Otto held unvested stock options for 600 shares at September 28, 2007. Because these unvested options had an exercise price of $16.15 per share, which exceeded the fair market value of our common stock of $13.30 per share on such date, no value is shown for these unvested stock options. All unvested stock options will become fully vested upon an executive’s death, disability or retirement or upon a change in control.  None of the three executives are currently eligible for retirement.

(m)
Ms. DiMarco and Ms. Otto held unvested restricted stock awards for 229 shares and 529 shares, respectively, at September 28, 2007. If an executive’s employment is terminated as a result of death or disability, unvested restricted stock awards are deemed fully earned. In addition, in the event of a change in control of the Company, the unvested restricted stock awards are deemed fully vested.

(n)
Does not include the value of the vested benefits to be paid under our 401(k) plan, ESOP or SERP. For information regarding the SERP, see the table under “- Non-Qualified Deferred Compensation” above.  Also does not include the value of vested stock options set forth in Note (k) above, earned but unpaid salary and reimbursable expenses.

(o)
If the employment of Mr. Kelly, Ms. DiMarco or Ms. Otto had been terminated due to disability, each executive would have received continuation of their base salary for up to 13 weeks based on his or her tenure. If the disability continued beyond 13 weeks, each executive would be entitled to receive long-term disability benefits for as long as the executive remains disabled, up to age 65. The current monthly long-term disability benefits would have been $7,000 for Mr. Kelly, $5,300 for Ms. DiMarco and $5,400 for Ms. Otto.

(p)	If Mr. Kelly, Ms. DiMarco or Ms. Otto had died as of September 28, 2007, their beneficiaries or estate would have received life insurance proceeds of $50,000.
(q)
If Mr. Kelly’s employment is terminated due to death, his beneficiary will be entitled to receive his base salary for the remaining term of his employment agreement. The amount shown has been discounted to present value.

Indebtedness of Management and Related Party Transactions

Until November 1996, the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 required that all loans or extensions of credit to executive officers and directors be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and not involve more than the normal risk of repayment or present other unfavorable features.  In addition, loans made to a director or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors.

Except as hereinafter indicated, all loans made by the Bank to its executive officers and directors are made in the ordinary course of business, are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

In accordance with applicable regulations, the Bank extends residential first mortgage loans to its directors and executive officers secured by their primary residence pursuant to a benefit program that is widely available to employees of the Bank and does not give preference to any executive officer or director over other employees of the Bank.  Under the terms of such loans, the interest rate is 1% below that charged on similar loans to non-employees and certain fees and charges are waived.  Set forth in the following table is certain information relating to such preferential loans to executive officers and directors whose loans aggregated in excess of $120,000 which were outstanding at September 30, 2007.

Name	Year Loan Made	Largest Amount of Indebtedness between October 1, 2006 and September 30, 2007	Balance as of September 30, 2007		Interest Rate
Terry D. Crain	2003	$ 246,154	$ 241,247		4.375%
Bruce C. Hendrixson	2004	324,025	318,820		5.500
Donald G. Hosier, Jr.	2004	293,270	274,832		3.750
Robert R. Hosier	2003	190,552	178,000		4.125
Thomas M. Kelly	2003	305,969	300,265		4.875
William J. O'Donnell	2006	440,000	435,306		5.750
	2002	101,748	92,623	(1)	5.000
Robin G. Otto	2003	138,876	129,285		4.375
___________
(1)	Loan was re-paid in full subsequent to September 30, 2007.

PROPOSAL TO AMEND OUR AMENDED AND RESTATED ARTICLES OF
INCORPORATION TO PROVIDE FOR THE ISSUANCE OF UNCERTIFICATED SHARES

(Proposal Two)

In August 2006, the Securities and Exchange Commission approved rule filings by the Nasdaq Stock Market, the New York Stock Exchange, and the American Stock Exchange, which require all listed issuers to be eligible by January 1, 2008 for the Direct Registration System ("DRS") administered by the Depository Trust Company. The Direct Registration System is a service within the securities industry that allows companies to issue shares in book entry form. DRS shares can be moved electronically between brokers and transfer agents through a secure, closed-end network administered by the Depository Trust Company. The Direct Registration System has been used by a growing number of public companies since its inception in 1996.

Because the Company's common stock is listed on the Nasdaq Stock Market, the Company must have the ability to issue uncertificated shares and certify such ability to Nasdaq no later than January 1, 2008 in order for the Company's common stock to remain eligible for listing on Nasdaq.  Due to the timing of the Annual Meeting, the Company did not comply with such deadline.  The Company has informed the Nasdaq Stock Market of its planned course of action to have its securities eligible for DRS.  The Company does not expect the Nasdaq Stock Market to take any adverse action with regard to its designation as a listed issuer pending action by stockholders on the proposal to amend the Company’s Articles of Incorporation.  The Pennsylvania Business Corporation Law provides that stockholders are entitled to receive a stock certificate representing the shares owned by the shareholder, unless the issuer's articles of incorporation otherwise provide.

Our Articles of Incorporation are currently silent with respect to the use of stock certificates. In order to comply with the new Nasdaq requirements, the Company must amend its Articles of Incorporation to permit its common stock to be issued in book entry form rather than being represented by a stock certificate. The Board of Directors has adopted an amendment to the Articles of Incorporation to add a new Section D at the end of Article V, with the new section to read in its entirety as follows:

“D.            Uncertificated Shares.  Any or all classes and series of shares of the Corporation, or any part thereof, may be represented by uncertificated shares to the extent determined by the Board of Directors, except as required by applicable law, including that shares represented by a certificate that is issued and outstanding shall continue to be represented thereby until the certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required by applicable law to be set forth or stated on certificates. Except as otherwise expressly provided by law, the rights and obligations of the holders of shares represented by certificates and the rights and obligations of the holders of uncertificated shares of the same class and series shall be identical.”

The amendment to the Articles of Incorporation only permits the use of uncertificated shares and does not require the use of uncertificated shares. Stockholders who currently hold stock certificates will not be required to surrender their existing stock certificates if the amendment is adopted. The Board of Directors has not yet determined whether to use uncertificated shares in the future. Stockholders of the Company may benefit from the implementation of uncertificated shares eligible to participate in the Direct Registration System in various ways, including:

•	Increased efficiency of transfers and sales;
•	Increased trading flexibility - stockholders can trade at any time and not risk “missing the market” because of delays possibly associated with the handling of physical certificates;
•	Reduced lost or stolen certificates and replacement fees; and/or
•	Reduced risk of fraudulent presentation of previously cancelled certificates.

The Company may obtain some or all of the following benefits upon eliminating the need for physical stock certificates, including:

•	Reduced costs for printing, storage, insurance, postage and envelopes to mail certificates to shareholders;
•	Reduced risk of previously cancelled certificates being fraudulently presented as valid instruments, which minimizes risk for the Company, brokers and shareholders;
•	Reduced time and expenses associated with the research and processing of un−exchanged certificates from previous corporate actions; and/or
•	Reduced costs attributable to lost certificate processing and related shareholder inquires and correspondence.

For all of the above reasons, the Board believes that allowing for the issuance of uncertificated shares is in the best interests of the Company and its stockholders and that the failure to obtain the ability to issue uncertificated shares could jeopardize the Company's ability to maintain the listing of its shares of common stock on the Nasdaq Stock Market. Accordingly, the Board recommends that stockholders approve the proposed amendment to Article V of the Articles of Incorporation.

Vote Required.  The affirmative vote of the holders of at least a majority of the issued and outstanding shares of the common stock of the Company is necessary to adopt the proposal to amend the Articles of Incorporation to provide for the issuance of uncertificated shares of stock. Proxies will be voted in favor of the resolution unless otherwise instructed by the stockholder. Abstentions and any shares not voted by brokers and other entities holding shares on behalf of the beneficial owners will have the same effect as votes cast against the amendment.

The Board of Directors recommends a vote FOR the adoption of the amendment to the Company's
 Amended and Restated Articles of Incorporation to provide for the issuance of uncertificated shares.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Exchange Act, who or which were known to the Company to be the beneficial owner of more than 5% of the issued and outstanding shares of Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers of the Company as a group.

Name of Beneficial Owner or Number of Persons in Group	Amount and Nature of Beneficial Ownership (1)	Percent of Common Stock
First Keystone Financial, Inc. Employee Stock Ownership Plan Trust(2) 22 West State Street Media, Pennsylvania 19063	337,837	13.9%

Dimensional Fund Advisors Inc. 1299 Ocean Avenue, 11th Floor Santa Monica, California 90401	128,270(3)	5.3

John M. Stein Steven N. Stein FinStock Capital Management IV, LLC Financial Stocks Capital Partners IV L.P. 507 Carew Tower 441 Vine Street Cincinnati, Ohio 45202	221,515(4)	9.1

Jeffrey L. Gendell Tontine Financial Partners, L.P. 55 Railroad Avenue, Third Floor Greenwich, Connecticut 06830	170,800(5)	7.0

Lawrence Garshofsky and Company, LLC 9665 Wilshire Boulevard, Suite 200 Beverly Hills, California 90212	155,850(6)	6.4

Directors:
Donald S. Guthrie	106,927	(7)	4.4
Bruce C. Hendrixson	554		*
Donald G. Hosier, Jr.	14,336	(8)(9)	*	(15)
Edmund Jones	42,680	(10)	1.8
Thomas M. Kelly	60,455	(9)	2.5	(15)
Jerry A. Naessens, CPA	12,700	(11)	*
William J. O'Donnell, CPA	1,560	(12)	*
Marshall J. Soss	4,150	(9)	*	(15)
Nedret E. Vidinli	221,515	(4)(13)	9.1

Other Named Executive Officers:
Rose M. DiMarco	21,122	(9)	*	(15)
Robin G. Otto	11,418	(9)(14)	*	(15)

Directors of the Bank who do not serve as directors of the Company (2 persons)	64,586		2.7	(15)

Directors and executive officers of the Company and the Bank as a group (17 persons)	626,268	(9)(15)	25.4	(15)
___________________

*            Represents less than 1% of the outstanding shares of Common Stock.

(1)
Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)
The First Keystone Financial, Inc. Employee Stock Ownership Plan Trust (the "Trust") was established pursuant to the First Keystone Financial, Inc. Employee Stock Ownership Plan (the "ESOP"). Under the terms of the ESOP, the trustees generally will vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares will generally be voted by the trustees in the same ratio on any matter as to those shares for which instructions are given, subject in each case to the fiduciary duties of the trustees and applicable law. Any allocated shares which either abstain or are not voted on a proposal will be disregarded in determining the percentage of stock voted for and against such proposal by the participants. As of the Voting Record Date, 212,467 shares held in the Trust had been allocated to the accounts of participating employees including 45,916 shares beneficially owned by six executive officers.

(3)
Information obtained from a Schedule 13G/A, dated December 31, 2006, filed with the SEC with respect to shares of Common Stock beneficially owned by Dimensional Fund Advisors Inc. ("Dimensional"). The Schedule 13G/A states that Dimensional has sole voting and dispositive power as to all of these shares. Dimensional disclaims beneficial ownership of these shares.

(4)
Information obtained for a Schedule 13D filed December 19, 2006 with the SEC with respect to shares of Common Stock beneficially owned by Financial Stocks Capital Partners IV L.P. ("FSCP"). Finstocks Capital Management IV, LLC ("FCM"), an investment manager, controls FSCP. Messrs. John M. Stein and Steven N. Stein control FCM. In addition, Mr. Nedret Vidinli, an officer of FCM, is a director of the Company and the Bank.

 (Footnotes continued on following page)

_________________
(5)
Information obtained from a Schedule 13D/A, filed November 21, 2001 with the SEC with respect to shares of Common Stock beneficially owned by Tontine Financial Partners, L.P. ("TFP") which reports shared voting and dispositive power with respect to all the shares. Tontine Management, L.L.C. is the general partner to TFP. Mr. Gendell serves as the managing member of Tontine Management.

(6)
Information obtained from a Schedule 13D/A, filed February 22, 2007, with the SEC with respect to shares of Common Stock beneficially owned by Lawrence Garshofsky and Company, LLC (“LLC”) Lawrence Garshofsky (“Garshofsky”), Lawrence Partners, L.P., and Lawrence Offshore Partners, LLC.  The Schedule 13D/A states that Garshofsky has sole voting and dispositive power over 10,000 shares and LLC has shared voting and dispositive power with respect to the remaining shares beneficially owned.

(7)	Includes 39,580 shares held in Mr. Guthrie's individual retirement account.

(8)	Includes 6,261 shares held by the Montgomery Insurance Services, Inc. Employee Profit Sharing Plan of which Mr. Hosier is a trustee and 1,967 shares held in Mr. Hosier’s individual retirement account.

(9)
Includes shares (a) over which an officer has voting power under the Bank's 401(k)/Profit Sharing Plan ("401(k) Plan") and the ESOP (b) options to purchase shares of Common Stock granted pursuant to the 1998 Stock Option Plan ("1998 Option Plan") and the 1995 Stock Option Plan ("1995 Option Plan") (collectively, the "Option Plans") which are exercisable within 60 days of December 5, 2007, and (c) restricted stock awards granted pursuant to the 1995 Recognition and Retention Plan and Trust Agreement (“Recognition Plan”) as follows:

	401(k) Plan	ESOP	Currently Exercisable Options	Restricted Stock Awards
Donald G. Hosier, Jr.	--	--	2,150	--
Thomas M. Kelly	10,071	19,434	11,750	--
Rose M. DiMarco	4,826	8,075	5,000	229
Robin G. Otto	5,126	2,011	2,600	529
Marshall J. Soss	--	--	716	--
Directors and executive officers of the Company and the Bank as a group	41,071	45,916	32,126	1,352

(10)	Includes 11,500 shares owned by Mr. Jones' spouse.

(11)	Includes 12,700 shares held in Mr. Naessens' individual retirement account.

(12)	Includes 1,540 shares held by Mr. O'Donnell's spouse and 20 shares held in Mr. O’Donnell’s individual retirement account.

(13)
Reflects shares owned by FSCP (see Footnote 4 above).  Mr. Vidinli is an officer of FCM, the general partner and portfolio manager of FSCP.  He has no dispositive or voting authority over the shares owned by FSCP and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein which amounts to less than 1% of the Company’s issued and outstanding shares of common stock.

(14)	Includes 400 shares held by Ms. Otto as custodian for the benefit of her children.

(15)
Each beneficial owner's percentage ownership is determined by assuming that options held by such person (but not those held by any other person) and that are exercisable within 60 days of the voting record date have been exercised.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's officers, directors and persons who beneficially own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC.  Officers, directors and more than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) forms that they file.

Based solely on its review of the copies of such forms received by it during the year ended September 30, 2007, all filing requirements applicable to its officers and directors and more than 10% stockholders have been satisfied.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal Three)

On May 24, 2007, the Audit Committee of the Board of Directors of the Company notified S.R. Snodgrass, A.C. it was being engaged to serve as the Company’s independent registered public accounting firm and notified Deloitte & Touche LLP it had been dismissed as the Company’s independent registered public accounting firm, effective immediately.  Deloitte & Touche LLP performed audits of the Company’s consolidated financial statements for the fiscal years ended September 30, 2006 and 2005.  Deloitte & Touche LLP’s reports did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the two fiscal years ended September 30, 2006, and the subsequent interim period from September 30, 2006 through May 24, 2007, the effective date of Deloitte & Touche LLP’s termination, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which disagreements would have caused Deloitte & Touche LLP to make reference to the subject matter of such disagreements in connection with its report.  None of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC pursuant to the Exchange Act, have occurred during the two fiscal years ended September 30, 2004, or through the effective date of Deloitte & Touche LLP’s termination.

During the two fiscal years ended September 30, 2006 and from September 30, 2006 through the engagement of S.R. Snodgrass, A.C. as the Company’s independent accountant, neither the Company nor anyone on its behalf consulted S.R. Snodgrass, A.C., with respect to any accounting or auditing issues involving the Company.  In particular, there was no discussion with the Company regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement with Deloitte & Touche LLP on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the matter in its report, or a “reportable event” as described in Item 304(a)(1)(v) of the Regulation S-K promulgated by the SEC.

The Audit Committee of our Board of Directors has reappointed S.R. Snodgrass, A.C. as the independent registered public accounting firm to audit the Company’s financial statements for the year ending September 30, 2008.

In making its recommendation to the stockholders to ratify the appointment of S.R. Snodgrass, A.C. as our independent registered public accounting firm for the year ending September 30, 2008, the Audit Committee considered whether S.R. Snodgrass A.C.’s provision of services other than audit services is compatible with maintaining the independence of our outside accountants.  In addition, the Audit Committee reviewed the fees described below for audit-related and tax services and concluded that such fees are compatible with the independence of S.R. Snodgrass, A.C.

Audit Fees

The following table sets forth the aggregate fees paid by us to S.R. Snodgrass, A.C., for professional services rendered by S.R. Snodgrass, A.C. in connection with the audit of the Company's consolidated financial statements for 2007, as well as the fees paid by us to Deloitte & Touche LLP for the audit (with respect to fiscal 2006), audit-related services, tax services and all other services rendered by Deloitte & Touche LLP to us during fiscal years 2007 and 2006.

	Deloitte & Touche LLP		S.R. Snodgrass, A.C.
	Year Ended September 30,		Year Ended September 30,
	2007	2006	2007	2006
Audit fees (1)	$90,300	$568,676	$77,000	$--
Audit-related fees (2)	2,000	--	--	--
Tax fees (3)	--	--	11,900	13,600
All other fees	--	--	--	--
Total	$92,300	$568,676	$88,900	$13,600
______________

(1)
Audit fees consist of fees incurred in connection with the audit of our annual financial statements, the review of the interim financial statements included in our quarterly reports filed with the SEC and fees related to the comfort letter issued for the private placement memorandum.

(2)	Primarily consist of fees for consultation with regard to transactional accounting matters for 2007.

(3)	Tax fees consist of fees incurred in connection with tax planning, tax compliance and tax consulting services.

The Audit Committee selects the Company's independent registered public accounting firm and pre-approves all audit services to be provided by it to the Company.  The Audit Committee also reviews and pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the Audit Committee's charter and policy on pre-approval of audit-related, tax and other services.  In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm.  Pursuant to its policy, the Audit Committee pre-approves certain audit-related services and certain tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The pre-approval requirements do not apply to certain services if: (i) the aggregate amount of such services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent auditor during the year in which the services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be other services; and (iii) such services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approvals has been delegated by the committee prior to the completion of the audit.  The committee may delegate to one or more designated members of the committee the authority to grant required pre-approvals.  The decisions of any member to whom authority is delegated to pre-approve an activity shall be presented to the full committee at its next scheduled meeting.

The Board of Directors recommends that you vote FOR the ratification of the appointment of S.R. Snodgrass, A.C., as independent registered public accounting firm for the fiscal year ending September 30, 2008.

REPORT OF THE AUDIT COMMITTEE OF THE COMPANY

The Audit Committee of the Company is responsible for providing independent, objective oversight of the Company's accounting function and internal controls.  Management is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and the Company's internal controls and financial reporting procedures designed to assure compliance with accounting standards and applicable laws and regulations.  The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and issuing an opinion as to their conformity with generally accepted accounting principles.

The Audit Committee is composed of directors all of whom are independent as defined by the Nasdaq Independence Rules.  The Audit Committee is governed by the Audit Committee Charter which specifies, among other things, the scope of the Committee's responsibilities and how those responsibilities are to be performed.  The responsibilities of the Audit Committee include being the primary liaison with the external independent registered public accounting firm and meeting and reviewing reports prepared by the Company's outsourced internal auditor.

The Audit Committee has reviewed and discussed the audited financial statements with management.  In addition, in compliance with applicable provisions of the Audit Committee Charter, the Audit Committee has considered whether the provision of any non-audit services by the independent registered public accounting firm is compatible with maintaining their independence and has discussed with the Company's independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees," as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent registered public accounting firm, their independence.  Based on the review and discussions referred to above in this report, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for filing with the Commission.  The Audit Committee also has recommended the reappointment of S.R. Snodgrass, A.C. as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2008.

Members of the Audit Committee

Jerry A. Naessens, CPA, Audit Committee Chair
William J. O'Donnell, CPA
Bruce C. Hendrixson

STOCKHOLDER PROPOSALS, NOMINATIONS AND COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholder Proposals.  Any proposal that a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders of the Company, which is anticipated to be held in February 2009, must be received at the principal executive offices of the Company, 22 West State Street, Media, Pennsylvania 19063, Attention:  Carol Walsh, Corporate Secretary, no later than September 5, 2008.  If such proposal complies with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders.  It is urged that any such proposals be sent by certified mail, return receipt requested.

Stockholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article 9.D of the Company's Amended and Restated Articles of Incorporation, which provides that business at an annual meeting of stockholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder.  For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company.  To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting of stockholders of the Company.  Proposals to be presented at this Annual Meeting had to be submitted to the Company by December 9, 2007.  No such proposals were received by such date.  Proposals to be submitted for consideration at the Company's next annual meeting of stockholders must be received by December 8, 2008.  Such stockholder's notice is required to set forth as to each matter the stockholder proposes to bring before an annual meeting certain information specified in the Company's Amended and Restated Articles of Incorporation.

Stockholder Nominations. Article 6.F of the Company's Restated Articles of Incorporation governs nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions set forth in such section.  Stockholder nominations must be made pursuant to timely notice delivered in writing to the Secretary of the Company.  To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 60 days prior to the anniversary date of the immediately preceding annual meeting.  To be timely for this Annual Meeting, a stockholder’s notice of nomination needed to be delivered by December 9, 2007.  No stockholder nominations were received by such date.

Each written notice of a stockholder nomination shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the person nominated thereby (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of Company stock that are beneficially owned by such person on the date of such stockholder notice, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors, pursuant to the proxy rules under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the Company's books, of such stockholder and any other stockholders known by such stockholder to be supporting such nominees and (ii) the class and number of shares of Company stock that are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such nominees on the date of such stockholder notice.  The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

Stockholder Communications.  The Board of Directors has adopted a process by which stockholders may communicate directly with members of the Board.  Stockholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors, c/o Ms. Carol Walsh, First Keystone Financial, Inc., 22 West State Street, Media, Pennsylvania, 19063.

ANNUAL REPORTS

A copy of the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2007 accompanies this Proxy Statement.  Such Annual Report is not part of the proxy solicitation materials.

Upon receipt of a written request, the Company will furnish to any stockholder without charge a copy of the Company's Annual Report on Form 10-K for fiscal 2007 required to be filed under the Exchange Act.  Such written requests should be directed to Carol Walsh, Corporate Secretary, First Keystone Financial, Inc., 22 West State Street, Media, Pennsylvania 19063.  The Form 10-K is not part of the proxy solicitation materials.

OTHER MATTERS

Each proxy solicited hereby also confers discretionary authority on the Board of Directors of the Company to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if the nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting.  As of the date hereof, management is not aware of any business that may properly come before the Annual Meeting other than the matters described above in this Proxy Statement.  However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

Solicitation of Proxies.  The cost of the solicitation of proxies will be borne by the Company.  The Company has retained Regan & Associates, Inc., a professional proxy solicitation firm, to assist in the solicitation of proxies.  Such firm will be paid a fee of $6,000.  The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock.  In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

YOUR VOTE IS IMPORTANT!  WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AND RETURN IT TODAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

FIRST KEYSTONE FINANCIAL, INC.
22 West State Street
Media, Pennsylvania 19063

SUPPLEMENT TO PROXY STATEMENT

To the Stockholders of First Keystone Financial, Inc.:

This supplement is being provided in connection with the solicitation of proxies by the Board of Directors of First Keystone Financial, Inc. (the “Company”) for use at the Annual Meeting of Stockholders to be held at 2:00 p.m., Eastern Time, on Wednesday, February 6, 2008 at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, or at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders dated January 3, 2008.

The Notice and the Proxy Statement dated January 3, 2008, together with the accompanying proxy, are first being mailed on or about January 3, 2008. This Supplement is accompanying the initial mailing.

The proposal to amend the Amended and Restated Articles of Incorporation (the “Articles”) of the Company to provide for the issuance of uncertificated shares (Proposal Two) is discussed on pages 24 and 25 of the Proxy Statement.  In such discussion, it indicates that the deadline to meet the requirement imposed upon issuers whose securities are listed on the Nasdaq Stock Market to have their securities be made eligible to participate in a direct registration program was January 1, 2008 and that the Company was not in compliance with this requirement as of such date.  Subsequent to the printing of the Proxy Statement but prior to the mailing thereof, the Securities and Exchange Commission approved a proposed rule change submitted by the Nasdaq Stock Market to extend the deadline for issuers listed on the Nasdaq Stock Market to become compliant with such requirement from January 1, 2008 to March 31, 2008.  As a result of the approval of such rule change, the Company remained in compliance with the Nasdaq Stock Market listing requirements as of January 1, 2008 rather than being deemed not in compliance as stated in the Proxy Statement. Furthermore, in view of the extension of the deadline for compliance, the Company is not subject to any adverse action with respect to this matter by the Nasdaq Stock Market pending approval of the proposed amendment of the Articles by stockholders.

The Board of Directors recommends a vote FOR adoption of the amendment of the Company’s Articles to provide for the ability to issue uncertificated shares as described in the Proxy Statement.

:	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
FIRST KEYSTONE FINANCIAL, INC.

			For	With-	For All
				hold	Except
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST KEYSTONE FINANCIAL, INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 6, 2008 AND AT ANY ADJOURNMENT THEREOF.	1.	ELECTION OF DIRECTORS	G	G	G
		Nominees for four year term:
		Bruce C. Hendrixson
		Thomas M. Kelly

	INSTRUCTION: To withhold authority to vote for any Individual nominee, mark "For All Except" and write that nominee’s name In the space provided below:

The undersigned, being a stockholder of the Company as of December 5, 2007, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on February 6, 2008 at 2:00 p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth herein.
2.	PROPOSAL to amend the Articles of Incorporation to permit issuance of shares in “book entry” form.	For G	Against G	Abstain G
3.	PROPOSAL to ratify the appointment of S.R. Snodgrass, A.C. as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2008.	For G	Against G	Abstain G
PLEASE CHECK BOX IF YOU PLAN TO ATTEND à THE MEETING				G
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned hereby acknowledges receipt of a Notice of Annual Meeting of Stockholders of the Company called for February 6, 2008, a Proxy Statement for the Annual Meeting and the Company's 2007 Annual Report on Form 10-K prior to the signing of this Proxy.

Please be sure to sign and date	Date
SHARES OF THE COMPANY'S COMMON STOCK WILL BE VOTED AS SPECIFIED, IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS, FOR PROPOSALS 2 AND 3 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE BOARD OF DIRECTORS' NOMINEES AND PROPOSALS 2 AND 3

this Proxy in the box below.
Stockholder sign above Co-holder (if any) sign above

é Detach above card, sign, date and mail in postage paid envelope provided. é FIRST KEYSTONE FINANCIAL, INC.

Please sign this Proxy exactly as your name(s) appear(s) on this proxy.  When signing in a representative capacity, please give title.  When shares are held jointly, only one holder need sign.

PLEASE ACT PROMPTLY
SIGN, DATE AND MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.
_____________________________
_____________________________
_____________________________

:	PLEASE MARK VOTES AS IN THIS EXAMPLE	VOTING INSTRUCTION FORM
FIRST KEYSTONE FINANCIAL, INC.

			For	With-	For All
				hold	Except
THIS VOTING INSTRUCTION FORM IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FIRST KEYSTONE FINANCIAL, INC. ("COMPANY") FOR USE AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 6, 2008 AND AT ANY ADJOURNMENT THEREOF.	1.	ELECTION OF DIRECTORS	G	G	G
		Nominees for four year term:
		Bruce C. Hendrixson
		Thomas M. Kelly

	INSTRUCTION: To withhold authority to vote for any Individual nominee, mark "For All Except" and write that nominee’s name In the space provided below:

The undersigned, being a participant in the First Keystone Bank 401(k) Profit Sharing Plan and/or Employee Stock Ownership Plan of the Company as of December 5, 2007, hereby instructs the trustees of such plans, to vote the shares of common stock allocated to the ESOP and/or 401(k) account(s) of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Towne House Restaurant located at 117 Veterans Square, Media, Pennsylvania, on February 6, 2008 at 2:00 p.m., Eastern Time, and at any adjournment of said meeting.	2.	PROPOSAL to amend the Articles of Incorporation to permit issuance of shares in “book entry” form.	For G	Against G	Abstain G
	3.	PROPOSAL to ratify the appointment of S.R. Snodgrass, A.C. as the Company's independent registered public accounting firm for the fiscal year ending September 30, 2008.	For G	Against G	Abstain G
	PLEASE CHECK BOX IF YOU PLAN TO ATTEND à THE MEETING				G
	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

     Shares of the Company's common stock will be voted as specified.  If not otherwise specified, this Voting Instruction Form will be voted for the election of the Board of Directors' nominees to the Board of Directors, for Proposals 2 and 3 and otherwise at the discretion of the trustees.  You may revoke this Voting Instruction Form at any time prior to February 1, 2008.  The Board of Directors recommends you vote for the Board of Directors' nominees and Proposals 2 and 3.

Please be sure to sign and date	Date
     This Form constitutes your voting instructions for any shares allocated to you and held in the 401(k) Profit Sharing Plan and/or the ESOP.  The undersigned hereby authorizes the respective trustees of such Plans to vote the shares allocated to the undersigned's account(s) as provided herein.  Shares held in the ESOP and 401(k) Plan allocated to participant's accounts will generally not be voted unless the Voting Instruction Form is returned.  With respect to unallocated shares held in the ESOP, such shares will generally be voted by the trustees for and against the proposals in the same proportion as the votes received from participants, subject to fiduciary duties.

this Form in the box below.
Participant sign above

é Detach above card, sign, date and mail in postage paid envelope provided. é FIRST KEYSTONE FINANCIAL, INC.

Please sign this Voting Instruction Form exactly as your name appears on this Form.
When signing in a representative capacity, please give title.

PLEASE ACT PROMPTLY
SIGN, DATE AND MAIL YOUR VOTING INSTRUCTION FORM TODAY FOR RECEIPT
NO LATER THAN FRIDAY, FEBRUARY 1, 2008

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE FORM IN THE ENVELOPE PROVIDED.
_____________________________
_____________________________
_____________________________

[Letter to former employees participating in the Plan]

[Name and address]

RE:            First Keystone Bank 401(k) Profit Sharing Plan

Dear _________:

            Please be advised that there will be an Annual Meeting of Stockholders of First Keystone Financial, Inc. on February 6, 2008, at 2:00 p.m. The meeting will be held at the Towne House Restaurant, 117 Veterans Square, Media, Pennsylvania.

I am enclosing an Annual Report, Proxy Statement, and Voting Instruction Form.

The matters to be considered at the meeting are described in the Proxy Statement.

As a member of the First Keystone Bank 401(k) Profit Sharing Plan, it is very important that you vote on the proposals which are being presented at the Annual Meeting.  Please complete, sign, date, and return the Voting Instruction Form immediately in the enclosed envelope.

        Very truly yours,

        Carol Walsh
        Corporate Secretary

Enclosures

M E M O R A N D U M

TO:                       Employees Holding Employer Securities in the 401(k) Plan

FROM:                Carol Walsh, Corporate Secretary

RE:                       401(k) Plan/Profit-Sharing Plan

DATE:                  January 3, 2008

The Annual Meeting of Stockholders of First Keystone Financial, Inc. will be held on February 6, 2008, at 2:00 p.m.  The meeting will be held at the Towne House Restaurant, 117 Veterans Square, Media, Pennsylvania.

The matters to be considered at the meeting are described in the attached proxy statement.  Also attached is a copy of the Annual Report and a Voting Instruction Form.

As a participant in the First Keystone Bank 401(k) Profit Sharing Plan, it is very important that you vote on the proposals which are being presented at the Annual Meeting.  Please complete, sign, date, and return the Voting Instruction Form in the enclosed envelope for delivery to the trustees.

Attachments

M E M O R A N D U M

TO:                       Employees Holding Shares in the Employee Stock Ownership Plan

FROM:                Carol Walsh, Corporate Secretary

RE:                       First Keystone Financial, Inc. – Employee Stock Ownership Plan

DATE:                 January 3, 2008

The Annual Meeting of Stockholders of First Keystone Financial, Inc. will be held on February 6, 2008, at 2:00 p.m.  The meeting will be held at the Towne House Restaurant, 117 Veterans Square, Media, Pennsylvania.

The matters to be considered at the meeting are described in the attached proxy statement.  Also enclosed is a copy of the Annual Report and a Voting Instruction Form.

As a participant in the First Keystone Financial, Inc. Employee Stock Ownership Plan, it is very important that you vote on the proposals which are being presented at the Annual Meeting.  Please complete, sign, date, and return the Voting Instruction Form in the enclosed envelope for delivery to the trustees.

Enclosures

[Letter to former employees participating in the Plan]

[Name and address]

RE:            First Keystone Financial, Inc. Employee Stock Ownership Plan

Dear _________:

            Please be advised that there will be an Annual Meeting of Stockholders of First Keystone Financial, Inc. on February 6, 2008, at 2:00 p.m. The meeting will be held at the Towne House Restaurant, 117 Veterans Square, Media, Pennsylvania.

I am enclosing an Annual Report, Proxy Statement, and Voting Instruction Form.

The matters to be considered at the meeting are described in the Proxy Statement.

As a member of the First Keystone Financial, Inc. Employee Stock Ownership Plan, it is very important that you vote on the proposals which are being presented at the Annual Meeting.  Please complete, sign, date, and return the Voting Instruction Form immediately in the enclosed envelope.

        Very truly yours,

        Carol Walsh
        Corporate Secretary

Enclosures